EXHIBIT 99.1

157 Broad Street•Suite 109•Red Bank, NJ 07701•732.741.2840 •
www.BigString.com

FOR IMMEDIATE RELEASE

BigString Receives Patent Issue Notification
From U.S. Patent and Trademark Office

Patent Issuance for Company's Universal, Recallable, Erasable,
Secure & Timed Delivery Email Patent Application

RED BANK, NJ, December 15, 2009 -- BigString Corporation (“BigString” (OTCBB:BSGC) received a patent Issue Notification from the United States Patent and Trademark Office for Universal, Recallable, Erasable, Secure and Timed Delivery email patent application.  The projected issue date stated in the notification is December 29, 2009.

  “We are very pleased to receive notification that the patent for Universal, Recallable, Erasable, Secure and Timed Delivery Email will be issued to us. We will be exploring new licensing and revenue opportunities for our patented technology, as well as pursuing any possible infringement”, stated Darin Myman, President and CEO of BigString.

About BigString

BigString Corporation, owner and operator of BigString.com, is the developer of a messaging technology that provides users with unprecedented control over all of their messaging communications on their computers and mobile devices, whether they choose to send IMs, emails or videos, and, in addition to control, BigString’s communication platform gives its users unprecedented privacy and security on all messages sent.  For more information, visit http://www.bigstring.com.

Forward-Looking Statements

Statements about the future expectations of BigString Corporation, and all other statements in this press release other than historical facts, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as that term is defined in the Private Securities Litigation Reform Act of 1995.  BigString Corporation intends that such forward looking statements shall be subject to the safe harbors created thereby.  Since these statements involve certain risks and uncertainties and are subject to change at any time, BigString Corporation’s actual results could differ materially from expected results.

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CONTACTS: Darin Myman, BigString Corporation, 732-741-2840, darin@bigstring.com
Howard Greene, Greene Inc., 516-825-0400, greenepr@bigstring.com or greenepr@aol.com.